UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2022

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 W Liberty Blvd #100

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On October 26, 2022, Galera Therapeutics, Inc. (the “Company”) issued a press release announcing the presentation of one-year tumor and renal function outcomes data from its Phase 3 ROMAN trial of avasopasem manganese 90 mg for radiotherapy-induced severe oral mucositis (SOM), as well as topline results from a recently completed meta-analysis of the ROMAN and GT-201 SOM trial results, at the 2022 American Society for Radiation Oncology (ASTRO) Annual Meeting. The press release also announces that final data from the Company’s Phase 2 AESOP trial of avasopasem for radiotherapy-induced esophagitis were also presented in a separate session and that, in addition, poster presentations during ASTRO highlighted the completed Phase 2 EUSOM trial of avasopasem for SOM in Europe and the ongoing GRECO-1 trial of rucosopasem for non-small cell lung cancer. A copy of the press release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1.

On October 26, 2022, the Company posted an updated corporate slide presentation in the “Investors” portion of its website at www.galeratx.com. A copy of that corporate slide presentation is attached to this Form 8-K as Exhibit 99.2. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1 and Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01	Other Events.

On October 26, 2022, the Company announced the presentation of the one-year tumor and renal function outcomes data from its Phase 3 ROMAN trial of avasopasem manganese 90 mg for radiotherapy-induced severe oral mucositis (SOM), as well as topline results from a recently completed meta-analysis of the ROMAN and GT-201 SOM trial results at the 2022 American Society for Radiation Oncology (ASTRO) Annual Meeting.

Highlights from the Phase 3 ROMAN data presented at ASTRO:

•

After one-year follow-up, patients with locally advanced head and neck cancer treated with avasopasem in combination with the standard-of-care regimen (intensity-modulated radiation therapy (IMRT) + cisplatin) demonstrated comparable tumor outcomes and overall survival to patients in the placebo arm.

•

Patients treated with avasopasem in combination with IMRT + cisplatin had a 10 percent incidence of chronic kidney disease (CKD) after one year of post treatment follow-up, compared to 20 percent of patients in the placebo arm (p=0.0043). CKD (eGFR <60) is a known toxicity risk with cisplatin for these patients and the results highlight success on a predefined exploratory endpoint of renal function. The prospective exploration of this potential benefit of avasopasem was driven by published preclinical data and a post hoc assessment of patients from the GT-201 trial presented at the 2020 American Society of Clinical Oncology (ASCO) annual meeting.

In addition to the ROMAN long-term endpoints, a meta-analysis of the Company’s two randomized placebo-controlled trials (ROMAN and GT-201; n=551) was included in the ASTRO presentation; these results reinforced that avasopasem therapy resulted in clinically meaningful reductions in radiotherapy-induced SOM, including a significant reduction in the incidence (19% reduction; p=0.0053), duration (58% reduction in the median number of days of SOM; p=0.0002), onset (28% delay in the median number of days to first SOM; p=0.0005) and severity (32% reduction in the incidence of Grade 4 oral mucositis; p=0.0102) of SOM compared to placebo.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits 99.1 and 99.2 relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Galera Therapeutics, Inc. issued October 26, 2022

99.2	Corporate Presentation of Galera Therapeutics, Inc. dated October 26, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: October 26, 2022	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer